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                                  AMENDMENT NO. 1 TO
                                  HF FINANCIAL CORP.
                         1991 STOCK OPTION AND INCENTIVE PLAN


    Pursuant to the authority retained by the Board of Directors of HF
Financial Corp. under paragraph 19 of the HF Financial Corp. 1991 Stock Option and Incentive Plan (the "Plan"), to amend or terminate the Plan, and recognizing that the Board of Directors has delegated that authority to its Compensation Committee, which Committee has authorized this Amendment, the Plan is hereby amended in the following respects:

    1. Paragraph 5, "Shares Subject to Plan", shall be amended to read as follows:

    The number of shares available for distribution under this Plan is 552,000. The shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter re-acquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with regard to any Option or Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

    This Amendment shall be effective as of September 18, 1996 upon approval by the Shareholders within 12 months of its amendment.

    2.   Section 21, "Initial Grant", shall be deleted in its entirety.

    The effective date of the deletion of Section 21 is as of the original effective date of the Plan.

    Dated this 20th day of November, 1996.

    IN WITNESS WHEREOF, HF Financial Corp. has caused this Amendment No. 1 to the HF Financial Corp. 1991 Stock Option and Incentive Plan to be executed by a duly authorized officer as of the 18th day of September, 1996.


                                       HF FINANCIAL CORP.



                                       By /s/ Curtis L. Hage
                                         --------------------------------
                                         Curtis L. Hage
                                         President